Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS

August 11, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Centracan Incorporated

Dear Sirs:

We were previously the principal auditors for Centracan Incorporated and we reported on the financial statements of Centracan Incorporated for the period from inception, March 21, 1997 to May 14, 2009.  We have read Centracan Incorporated's statements under Item 4 of its Form 8-K, dated August 10, 2009, and we agree with such statements.

For the most recent fiscal period through to August 10, 2009, there have been no disagreements between Centracan Incorporated and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/
Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501